Exhibit 10.18

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of __________ ___, _____, is made by and between MPG Office Trust, Inc., a Maryland corporation (the “Company”), MPG Office, L.P., a Maryland limited partnership (the “Employer”), and _____________ (the “Optionee”).
WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock, par value $.01 per share (the “Common Stock”);
WHEREAS, the Company maintains the Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P. (as may be amended from time to time, the “Plan”);
WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);
WHEREAS, the Administrator, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to grant the non-qualified stock option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Employer, the Company, MPG Office Trust Services, Inc. (the “Services Company”), or any Subsidiary, and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue said option; and
WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
GRANT OF OPTION
Section 1.1    - Grant of Option
For good and valuable consideration, on the date hereof the Company hereby irrevocably grants to the Optionee a Non-Qualified Stock Option (the “Option”) to purchase any part or all of an aggregate of _________ shares of Common Stock upon the terms and conditions set forth in this Agreement.
Section 1.2    - Purchase Price
The purchase price of the shares of Common Stock covered by the Option shall be $_____ per share without commission or other charge.

Section 1.3    - Consideration to Company
In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Employer, the Company, the Services Company, or any Subsidiary (as applicable), with such duties and responsibilities as shall from time to time be prescribed. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the service of the Employer, the Company, the Services Company, or any Subsidiary or shall interfere with or restrict in any way the rights of the Employer, the Company, the Services Company, or any Subsidiary, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.
Section 1.4    - Adjustments in Option
The Administrator may make adjustments with respect to the Option in accordance with the provisions of Section 11.3 of the Plan.

ARTICLE II.
PERIOD OF EXERCISABILITY

Section 2.1    - Commencement of Exercisability
(a)    Subject to subsection (b) of this Section 2.1 and Sections 2.2, 2.3 and 3.6 hereof, the Option shall become exercisable in three cumulative installments as follows:
(i)    The first installment shall consist of one-third of the shares subject to the Option and shall become exercisable on the first anniversary of the date on which the Option is granted;
(ii)    The second installment shall consist of one-third of the shares subject to the Option and shall become exercisable on the second anniversary of the date on which the Option is granted; and
(iii)    The third installment shall consist of one-third of the shares subject to the Option and shall become exercisable on the third anniversary of the date on which the Option is granted.
The installments provided for in this Section 2.1 are cumulative. Each such installment which becomes exercisable pursuant to this Section 2.1 shall remain exercisable until it becomes unexercisable under Section 2.2.

(b)    Except as the Administrator may, in its discretion, otherwise determine, no portion of the Option which is unexercisable at the Optionee’s Termination of Employment or Termination of Consultancy shall thereafter become exercisable.
Section 2.2    - Expiration of Option
The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)    The expiration of ten (10) years from the date the Option was granted;
(b)    The time of the Optionee’s Termination of Employment or Termination of Consultancy by the Company for cause;
(c)    The expiration of six (6) months from the date of the Optionee’s Termination of Employment or Termination of Consultancy by reason of the Optionee’s retirement, voluntary resignation or discharge other than for cause; or
(d)    The expiration of twelve (12) months from the date of the Optionee’s Termination of Employment or Termination of Consultancy by reason of the Optionee’s disability; or
(e)    The expiration of twelve (12) months from the date of the Optionee’s death; or
(f)    The effective date of a merger of the Company with or into another corporation, the sale of substantially all of the assets of the Company or a Change in Control of the Company, unless the Option is, in connection with such transaction, assumed or an equivalent option substituted by the successor or survivor corporation (or a parent or subsidiary thereof).
Section 2.3    - Acceleration of Exercisability
(a)    In the event of a Change in Control of the Company, the Option shall, immediately prior to the effective date thereof, automatically become fully vested and exercisable for all of the shares of Common Stock then subject to the Option, and may be exercised for any or all of those shares, notwithstanding that the Option may not yet have become fully exercisable under Section 2.1(a); provided, however, that this acceleration of exercisability shall not take place if, in connection with such an event, provision is made for an assumption of this Option or a substitution therefor of a new comparable option by the successor or survivor corporation or a parent or subsidiary of such corporation.
(b)    In the event that the Optionee’s employment is terminated by the Company or the Employer without “cause” (as defined in the Optionee’s employment agreement with the Company or the Employer, or if there is no such definition, as determined in good faith by the Company), the Option shall thereupon automatically become fully vested and exercisable for all of the shares of Common Stock then subject to the Option, and may be exercised for any or all of those shares, notwithstanding that the Option may not yet have become fully exercisable under Section 2.1(a).
Notwithstanding the foregoing, the acceleration of exercisability described in this Section 2.3 shall not take place to the extent that this Option becomes unexercisable under Section 2.2(a) prior to the date of such event, and nothing in this Section 2.3 shall make this Option exercisable if it is otherwise unexercisable by reason of Section 3.6.
The Administrator may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction.

ARTICLE III.
EXERCISE OF OPTION
Section 3.1    - Person Eligible to Exercise
During the lifetime of the Optionee, only he or she may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.2, be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.
Section 3.2    - Partial Exercise
Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.2; provided, however, that each partial exercise shall be for whole shares only.
Section 3.3    - Manner of Exercise
The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his or her office of the following prior to the time when the Option or such portion becomes unexercisable under Section 2.2:
(a)    A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;
(b)    Full payment (in cash or by check) to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised; provided, however, that the Administrator may, in its discretion, (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Optionee for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences to the Company, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (v) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vi) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii), (iv) and (v). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company, the Services Company, the Partnership or any Subsidiary when or where such loan or other extension of credit is prohibited by law. Notwithstanding the foregoing, (i) in no event shall any loan that is prohibited by the Sarbanes-Oxley Act of 2002 or that is inconsistent with the Company’s qualification as a REIT be permitted under this Agreement and (ii) any loan that is made hereunder at any time which is then not prohibited by the Sarbanes-Oxley Act of 2002 shall become due and payable in full immediately before the loan would be prohibited by the Sarbanes-Oxley Act of 2002.
(c)    Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(d)    Full payment to the Company or the Employer, as applicable, of all amounts which, under federal, state or local tax law, it is required to withhold with respect to the issuance, vesting, exercise or payment of the Option. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow the Optionee to elect to have the Company or the Employer, as applicable, withhold shares of Common Stock otherwise issuable under the Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of the Option (or which may be repurchased from the Optionee) in order to satisfy the Optionee’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Option shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income; and
(e)    In the event the Option or portion shall be exercised pursuant to Section 3.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.
Section 3.4    - Conditions to Issuance of Stock Certificates
Neither the Company nor the Employer shall be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)    The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax to the Company or the Employer, as applicable; and
(e)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.
provided, however, that the Company shall not delay the issuance or delivery of such shares if such delay will result in a violation of Section 409A of the Code.
Section 3.5    - Rights as Stockholder
The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company or the Employer, as applicable, to the Optionee.
Section 3.6    - Restrictions on Exercise of Option
Notwithstanding any provision of this Agreement to the contrary:
(a)    In the event that the grant of the Option is not exempt under Section 16 of the Exchange Act on the date on which the Option is granted, the Option shall not be exercisable until at least six months and one day have elapsed from the date on which the Option was granted, unless otherwise determined by the Administrator;
(b)    The Option shall not be exercisable:
(i)    to the extent such exercise could cause the Optionee (or any other person) to be in violation of the Ownership Limit; or
(ii)    if, in the discretion of the Administrator, such exercise could impair the Company’s status as a REIT;
(c)    The Optionee shall have no rights under this Agreement or the Plan to acquire Common Stock if such acquisition would otherwise be prohibited under the Company’s Articles of Incorporation.

Section 3.7    - Ownership and Transfer Restrictions
Shares acquired upon the exercise of the Option shall be subject to the restrictions on ownership and transfer set forth in the Company’s Articles of Incorporation.
ARTICLE IV.
OTHER PROVISIONS
Section 4.1    - Option Not Transferable
(a)    Except as otherwise provided in subsection (b):
(i)    Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Option has been exercised, or the shares underlying such Option have been issued, and all restrictions applicable to such shares have lapsed;
(ii)    Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(b)    Notwithstanding subsection (a), the Optionee may, with the consent of the Administrator, transfer the Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) the Option shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) the Option shall continue to be subject to all the terms and conditions of the Option as applicable to the Optionee (other than the ability to further transfer the Option); and (iii) the Optionee and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer.
Section 4.2    - Shares to Be Reserved
The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
Section 4.3    - Notices
Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him or her at his or her address on the Company’s book and records. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to him or her or it. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.3. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above.
Section 4.4    - Titles
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
Section 4.5    - Governing Law
This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.
Section 4.6    - Conformity to Securities Laws
The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 4.7    - Amendments
This Agreement and the Plan may be amended without the consent of the Optionee provided that such amendment would not impair any rights of the Optionee under this Agreement. No amendment of this Agreement shall, without the consent of the Optionee, impair any rights of the Optionee under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MPG OFFICE TRUST, INC.,
a Maryland corporation

By:
Name:
Title:

MPG OFFICE, L.P., a Maryland limited partnership

By:	MPG Office Trust, Inc., a Maryland corporation
Its:	General Partner

By:
Name:
Title:

OPTIONEE

[Name]

Address: